UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g)
of the Securities Exchange Act of 1934
_______________
BLUEGREEN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Incorporation or Organization)	03-0300793 (IRS Employer Identification Number)
4960 Conference Way North, Suite 100 Boca Raton, Florida (Address of Principal Executive Offices)	33431 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.                      ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Share Purchase Rights	New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Each Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     Reference is hereby made to the Registration Statement on Form 8-A filed by Bluegreen Corporation (the “Company”) with the Securities and Exchange Commission on August 2, 2006, and the amendments thereto filed on October 18, 2006, May 24, 2007 and October 16, 2007, in each case relating to the Rights Agreement by and between the Company and Mellon Shareholder Services LLC, as Rights Agent (the “Rights Agent”), dated as of July 27, 2006 (the “Initial Rights Agreement”), and amended as of October 16, 2006, May 21, 2007 and October 15, 2007 (as so amended, the “Rights Agreement”). Such Registration Statement on Form 8-A, as amended, is hereby incorporated by reference herein.
     The Rights Agreement previously provided that, subject to certain exceptions, three shareholders of the Company, David A. Siegel, David A. Siegel Revocable Trust and Central Florida Investments, Inc. (together, the “Siegel Shareholders”), could avoid becoming an Acquiring Person, as defined in the Rights Agreement, by divesting shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) beneficially owned by them by certain stated deadlines. Effective July 17, 2008, the Company and the Rights Agent executed a Fourth Amendment to the Rights Agreement (the “Amendment”). The Amendment provides that the Siegel Shareholders could avoid becoming an Acquiring Person by divesting all shares of Common Stock beneficially owned by them by October 16, 2012.
     The foregoing description is qualified in its entirety by reference to the Initial Rights Agreement, the first, second and third amendments thereto, and the Amendment, copies of which are filed herewith as Exhibits 4.1, 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated by reference herein.

Item 2.	Exhibits.

4.1	Rights Agreement, dated as of July 27, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2006).

99.1	Amendment to Rights Agreement, dated as of October 16, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2006).

99.2	Second Amendment to Rights Agreement, dated as of May 21, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2007).

99.3	Third Amendment to Rights Agreement, dated as of October 15, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2007).

99.4	Fourth Amendment to Rights Agreement, dated as of July 17, 2008, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.8 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2008).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEGREEN CORPORATION
Dated: July 18, 2008	By:	/s/ Anthony M. Puleo
		Name:	Anthony M. Puleo
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Rights Agreement, dated as of July 27, 2006, between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2006).

99.1	Amendment to Rights Agreement, dated as of October 16, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2006).

99.2	Second Amendment to Rights Agreement, dated as of May 21, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2007).

99.3	Third Amendment to Rights Agreement, dated as of October 15, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2007).

99.4	Fourth Amendment to Rights Agreement, dated as of July 17, 2008, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.8 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2008).

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